SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary proxy statement ☐ Definitive proxy statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

ITRON, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 03, 2011

ITRON, INC.

Meeting Information
Meeting Type: Annual Meeting
For holders as of: February 25, 2011
Date: May 03, 2011 Time: 8:00 AM PDT
Location:	Itron, Inc. Executive Offices
In the Atrium
2111 North Molter Road
Liberty Lake, Washington 99019

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. Notice & Proxy Statement 2. Form 10-K Wrap
How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 19, 2011 to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: If you choose to vote these shares in person at the meeting, you must request a “legal proxy.” To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.	Internal Use
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.	Only

Voting items
The Board of Directors recommends you vote FOR the following proposal(s):
1.	Election of Directors
Nominees
1.1	Jon E. Eliassen
1.2	Charles H. Gaylord Jr.
1.3	Gary E. Pruitt
The Board of Directors recommends you vote FOR the following proposal(s):
2

RESOLVED, that the shareholders of Itron, Inc. (the Company) approve, on an advisory basis, the compensation of the Companys named executive officers as disclosed in the Companys proxy statement for the 2011 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K of the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Executive Compensation Tables, and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement).

The Board of Directors recommends you vote 1 YEAR on the following proposal:
3

RESOLVED, that the shareholders of Itron, Inc. (the Company) determine, on an advisory basis, that the frequency with which the shareholders of the Company will have an advisory vote on the compensation of the Companys named executive officers set forth in the Companys proxy statement is: Choice 1 every year; Choice 2 every two years; Choice 3 every three years; or Choice 4 abstain from voting

Voting items Continued	Reserved for Broadridge Internal Control Information

The Board of Directors recommends you vote FOR the following proposal(s):
4	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Voting Instructions

THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE

Broadridge Internal Use Only
THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE	Job # Envelope # Sequence # # of # Sequence #